UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2025

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)

(212) 257-5252

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 29, 2025, Wheels Up Experience Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “ATM Sales Agreement”) with each of BofA Securities, Inc. and Jefferies LLC (each, a “Sales Agent” and together, the “Sales Agents”), pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $50.0 million of its Class A common stock, $0.0001 par value per share (“Common Stock” and such amount of shares of Common Stock, the “Shares”), through the Sales Agents. Sales of the Shares made pursuant to the ATM Sales Agreement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including sales made in ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and block trades. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price per share of Common Stock, the timing, magnitude and need for capital for the events and transactions described under the caption “Use of Proceeds” in the Prospectus Supplement (as defined below) and determinations by the Company of the appropriate sources of funding for the Company and its subsidiaries.

The offer and sales of the Shares, if any, made pursuant to the ATM Sales Agreement, will be made under the Company’s Registration Statement on Form S-3 (File No. 333-284063) filed by the Company with the U.S. Securities and Exchange Commission on December 27, 2024 and declared effective on January 10, 2025, as supplemented by a prospectus supplement, dated August 29, 2025 (as amended or supplemented from time to time, the “Prospectus Supplement”).

The Company is not obligated to, and it cannot provide any assurances that it will, make any sales of the Shares under the ATM Sales Agreement. The Company will pay each Sales Agent a commission based upon the gross sales price per share of any Shares sold through such Sales Agent as agent under the ATM Sales Agreement, as well as reimbursement of certain expenses described in the ATM Sales Agreement. The ATM Sales Agreement may be terminated by the Company at any time upon one day’s prior written notice to the Sales Agents or by any Sales Agent with respect to itself at any time upon prior written notice to the Company.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the ATM Sales Agreement is qualified in its entirety by reference to the full text of the ATM Sales Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The legal opinion of Troutman Pepper Locke LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto and the consent of Troutman Pepper Locke LLP is filed as Exhibit 23.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
5.1	Opinion of Troutman Pepper Locke LLP, dated August 29, 2025, relating the legality of the Shares
10.1	ATM Equity OfferingSM Sales Agreement, dated August 29, 2025, by and among Wheels Up Experience Inc. and each of BofA Securities, Inc. and Jefferies LLC (each as sales agent)
23.1	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: August 29, 2025	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer